Exhibit 10.6

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made as of the 24th day of June, 2008.

BETWEEN:

Neenah Paper Company of Canada, an unlimited company incorporated under the laws of the Province of Nova Scotia (the “Subscriber”)

- and -

Azure Mountain Capital Financial Corporation, an unlimited company incorporated under the laws of the Province of Nova Scotia (the “Company”)

WHEREAS:

A.                                   Pursuant to the terms of a Share Purchase Agreement (the “Share Purchase Agreement”) made as of May 15, 2008, among the Subscriber, NPCC Holding Company, LLC, a limited liability company organized under the laws of Delaware, Neenah Paper Inc., a corporation incorporated under the laws of Delaware, Azure Mountain Holdings LP, a limited partnership formed under the laws of Ontario, Northern Pulp NS LP, a limited partnership formed under the laws of Ontario and Azure Mountain Capital Financial LP, a limited partnership formed under the laws of Ontario, it is a condition of closing that the Company have issued the Common Shares (as defined below) to the Subscriber and that the amount paid up thereon be the Amount Paid at Closing (as defined below).

B.                                     The Company is a wholly-owned subsidiary of the Subscriber, and the Company and the Subscriber desire to enter into this Subscription Agreement to facilitate the satisfaction of the conditions of the Share Purchase Agreement.

NOW THEREFORE, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1                               Definitions

Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

“Agreement” means this subscription agreement and all instruments supplementing, amending or confirming this Agreement;

“Amount Paid at Closing” means the Canadian dollar equivalent of US$9,964,654.81; and

“Common Shares” means 25,000 common shares in the capital of the Company having a par value of $1,000 each.

1.2                               Certain Rules of Interpretation

In this Agreement:

(a)                                  time is of the essence in the performance of the parties’ respective obligations;

(b)                                 unless otherwise specified, all references to money amounts are to currency of Canada;

(c)                                  the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content; and

(d)                                 the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

1.3                               Applicable Law

This Agreement shall be construed in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

ARTICLE 2
PURCHASE OF COMMON STOCK

2.1                               Subscription

(a)                                  The Subscriber hereby subscribes for the Common Shares.

(b)                                 On the date hereof, being the date of issuance of the Common Shares, the Subscriber shall pay the Amount Paid at Closing upon all of the issued Common Shares.  The Amount Paid at Closing divided by the number of issued Common

Shares shall be the paid up capital of each Common Share, and the balance of the amount of each such Common Share shall continue to be assessable.

(c)                                  The consideration for the Common Shares shall be paid in cash and may be paid in United States’ dollars.

(d)                                 The Company hereby allots and agrees to issue the Common Shares to the Subscriber.

(e)                                  Upon receipt by the Company of the subscription price payable on the date hereof as aforesaid, the Company shall record on the books of the Company the number of partly paid Common Shares issued to the Subscriber and issue a share certificate therefor to the Subscriber.

2.2                               Payment of Calls

The Company agrees to accept payment of any call in the United States dollars equivalent (as determined by the Company acting reasonably) of any call on the Common Shares.  For greater certainty, each of the Company and the Subscriber acknowledges that: (i) the maximum amount which the Company may call upon the Common Shares at law (the “Unpaid Capital Call”) is the par value of the Common Shares minus the Amount Paid at Closing, and (ii) a capital call in the amount of the Canadian dollar equivalent of US$10,000,000 will be made by the Company on August 29, 2008 in respect of the Unpaid Capital Call.

ARTICLE 3
REPRESENTATIONS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber the matters set out below.

3.1                               Incorporation

The Company is duly incorporated and validly existing under the laws of the Province of Nova Scotia and has all necessary corporate power and capacity to own its property and assets and to carry on the business as now conducted.

3.2                               Due Authorization

The Company has all the necessary corporate power and capacity to enter into this Agreement, to allot and issue the Common Shares to be issued to the Subscriber pursuant to this Agreement, and the execution and delivery of this Agreement and the allotment and issuance of such Common Shares to the Subscriber have been duly authorized by all necessary corporate action on the part of the Company.

3.3                               Enforceability of Obligations

This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

3.4                               Securities Act

The Company is a “private issuer” under the Securities Act (Nova Scotia).

ARTICLE 4
REPRESENTATIONS OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to the Company the matters set out below.

4.1                               Incorporation

The Subscriber is duly incorporated and validly existing under the laws of the Province of Nova Scotia and has all necessary corporate power and capacity to own its property and assets and to carry on the business as now conducted.

4.2                               Due Authorization

The Subscriber has all the necessary corporate power and capacity to enter into this Agreement, and the execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Subscriber.

4.3                               Enforceability

This Agreement constitutes a valid and binding obligation of the Subscriber enforceable against it in accordance with its terms.

ARTICLE 5
GENERAL

5.1                               Survival

All representations and warranties set forth in Articles 3 and 4 shall survive the execution, delivery and performance of this Agreement, notwithstanding any investigation at any time made by or on behalf of the party to which it has been given.

5.2                               Further Assurances

Each of the parties covenants and agrees to take all such action and to execute all such documents as may be necessary or advisable to implement the provisions of this Agreement fully and effectively and to make them binding on the parties hereto.

5.3                               Enurement

This Agreement shall enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors, administrators and successors.

5.4                               Counterparts and Acknowledgements

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to constitute one and the same instrument.

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IN WITNESS OF WHICH the Parties have duly executed this Agreement.

NEENAH PAPER COMPANY OF CANADA

By:
	Name:	Sean Erwin
	Title:	President and Chief Executive Officer

AZURE MOUNTAIN CAPITAL FINANCIAL CORPORATION

By:
	Name:	Sean Erwin
	Title:	President and Chief Executive
Officer

Signature page for Subscription Agreement